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Exhibit 99.2

United Industries Corporation

FOR IMMEDIATE RELEASE:

UNITED INDUSTRIES COMPLETES REFINANCING OF
SENIOR CREDIT FACILITY

Increases financial flexibility and achieves lower interest rates; closes Nu-Gro transaction

ST. LOUIS, April 30, 2004—United Industries Corporation, which goes to market as Spectrum Brands, today announced that it has closed on the refinancing of its existing senior credit facility with a new $510 million senior secured credit facility. The refinancing was completed in conjunction with the closing of its previously announced acquisition of The Nu-Gro Corporation, Canada's leading manufacturer and marketer of consumer lawn and garden products and a leading global supplier of controlled release nitrogen and other fertilizer technologies. The transaction creates a company with approximately $750 million in pro forma net sales and the #1 or #2 position in almost every category in the North American consumer lawn and garden care and household insect control markets.

Subject to the terms of the agreement, the refinancing includes a six-year $125 million revolving credit facility, a seven-year $335 million term loan and a seven-year Canadian dollar denominated term loan in the amount of US$50 million. The facility was arranged by Banc of America Securities LLC and Citigroup Global Markets Inc. Citigroup also acted as the company's advisor on the Nu-Gro transaction.

Dan Johnston, Executive Vice President and Chief Financial Officer, said, "This refinancing increases our financial flexibility and allows the company to take advantage of very favorable market conditions and rates. The completion of this refinancing and our combination with Nu-Gro are consistent with our strategy of marrying industry-leading technology with innovative consumer solutions to drive organic growth while we continue to target other opportunities that drive market share growth with leading retailers in North America."

Charles Brizius, Managing Director of Thomas H. Lee Partners, United Industries' largest investor, said, "We remain strongly committed to the company's continued growth under the leadership of Bob Caulk and his management team. Spectrum Brands dominates the value-oriented segment of the consumer lawn and garden and insect control markets because of the company's proven ability to meet retailers' needs for branded and exclusive label products that drive category growth and profitability. The Nu-Gro transaction strengthens the company's positioning in those segments, expanding its consumer-market geography while adding considerable strength in the important professional and fertilizer technology business segments."

About United Industries Corporation

United Industries Corporation, which goes to market as Spectrum Brands (www.spectrumbrands.com), is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and household insect control markets in North America. The company's lawn and garden brands include Spectracide®, Spectracide | Triazicide®, Spectracide Terminate®, Garden Safe® and Real-Kill® in the controls category as well as Sta-Green®, Vigoro®, Schultz™, Peters®, Bandini® and Best® brands in the lawn and garden fertilizer and organic growing media categories. The company's household brands include Hot Shot®, Cutter® and Repel®. Through Nu-Gro, the company manufactures and markets such consumer brand names as CIL®, Wilson®, Vigoro®, Pickseed®, So-Green®, Plant-Prod®, Greenleaf® and Green Earth® in the Canadian market. Nu-Gro also produces and distributes controlled release nitrogen and other fertilizer technologies under the brand names IB Nitrogen®, Nitroform®, Nutralene®, Organiform® and SCU® to the consumer, professional and golf industries worldwide. Founded in 1969, the company is headquartered in St. Louis, Missouri. (Bloomberg Symbol: 14496Z)

Certain statements in this press release regarding our business, with the exception of historical facts, may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond our control. When, and if, used herein, the words "will," "believe," "plan," "may," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements apply only as of the date they are disclosed and are based on the respective company's expectations at that time. Actual results could differ materially from these statements as a result of weather conditions, our retailer line item reviews, the loss of customers or product listings, changes in external competitive market factors, unanticipated changes in the financial performance of us, our customers, our industry or the economy in general, public perception regarding the safety of our products, as well as various other factors described in our filings with the U.S. Securities and Exchange Commission. We do not undertake any obligation to update or revise publicly any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by any forward-looking statements we make herein are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.

Media Contact:	Daniel J. Johnston United Industries Corporation (314) 427-0780 ir@spectrumbrands.com

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